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                                                                      Exhibit 21

LIST OF WHOLLY OWNED SUBSIDIARIES
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RAINBOW TECHNOLOGIES NORTH AMERICA, INC
WYATT RIVER SOFTWARE, INC
MYKOTRONX, INC
SPECTRIA
RAINBOW TECHNOLOGIES FRANCE S.A.R.L.
RAINBOW TECHNOLOGIES GmbH (Switzerland)
RAINBOW TECHNOLOGIES Ltd
RAINBOW TECHNOLOGIES B.V.
RAINBOW TECHNOLOGIES (AUSTRALIA) PTY Ltd
RAINBOW TECHNOLOGIES (ASIA PACIFIC) COMPANY, Ltd
SEGURIDAD INFORMATICA RAINBOW, S. de R.L. de C.V.
RAINBOW TECHNOLOGIES GmbH (Germany)
RAINBOW TECHNOLOGIES (ASIA/PACIFIC) INTERNATIONAL CO., Ltd
RAINBOW TECHNOLOGIES do BRASIL, Ltda
RAINBOW INFORMATION TECHNOLOGIES Pvt Ltd
RAINBOW SYSTEMS Pvt Ltd